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                                                                  EXHIBIT 10-(7)

                      PERFORMANCE AWARD PLAN OF SONAT INC.

                                  I.  GENERAL


1.1      PURPOSE OF THE PLAN

         The Performance Award Plan (the "Plan") of Sonat Inc. (the "Company") is intended to advance the best interests of the Company and its subsidiaries by providing officers with additional incentives through the payment of bonuses based on the performance of the Company relating to specified objective financial and business criteria, thereby increasing the personal stake of such officers in the continued success and growth of the Company and encouraging them to remain in the employ of the Company. Awards under the Plan are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

1.2      ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Executive Compensation Committee or other designated Committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") which shall consist solely of two or more Directors, each of whom qualifies as an "outside director" for purposes of
Section 162(m). The Committee shall have authority, subject to the provisions of the Plan, in its discretion, to grant awards ("Awards") under the Plan, to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

1.3      ELIGIBLE PARTICIPANTS

         All officers of the Company and its Subsidiaries shall be eligible to participate in the Plan. For purposes of the Plan the term "Subsidiaries" shall mean subsidiaries, partnerships and joint ventures in which the Company and its subsidiaries have at least a 50% ownership interest. Directors who are not officers of the Company or its Subsidiaries shall not be eligible to participate in the Plan.
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1.4      AWARDS UNDER THE PLAN

         The Committee shall designate the eligible employees, if any, to be granted Awards under the Plan. All Awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.5      OTHER COMPENSATION PROGRAMS

         The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company and its Subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.


                      II.  TERMS AND CONDITIONS OF AWARDS

2.1      ESTABLISHMENT OF PERFORMANCE OBJECTIVES AND BONUS OPPORTUNITY

         Prior to the commencement of each Performance Year (or such later time as may be permitted for performance-based compensation under Section 162(m)), the Committee shall establish written Performance Objectives and a Bonus Opportunity for each eligible employee chosen to receive an Award for such Performance Year. The Performance Objectives shall be based on one or more of the following criteria: Company earnings per share; Company or Subsidiary earnings before interest and taxes or earnings before interest, taxes and corporate charges; Company or Subsidiary net income; Company or Subsidiary revenues, pipeline throughput, oil and gas production volumes, or oil and gas marketing volumes; Company or Subsidiary unit revenues minus unit variable costs; Company or Subsidiary return on capital, return on equity, return on assets, or return on invested capital; Company or Subsidiary cash flow return on assets or cash flows from operating activities; Company or Subsidiary capital expenditures; Company or Subsidiary operations and maintenance expense or general and administrative expense; Company or Subsidiary oil and gas unit operating income or oil and gas unit lifting costs; Company or Subsidiary reserve replacement, reserve replacement costs and reserve acquisition costs; and Company or Subsidiary debt-equity ratios and key profitability ratios. At the time of setting the Performance Objectives, the Committee shall specify the formula to be used in calculating each of the criteria on which an Award is based and their relative weights. The Bonus Opportunity shall be expressed as an amount of cash. The Committee may also specify a minimum acceptable level of achievement of the relevant Performance Objectives, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Bonus Opportunity deemed to have been earned by the employee upon attainment of each such level of achievement, which percentage may exceed 100%. The Performance Objectives and Bonus Opportunity relating to any particular Award need not be the same as those relating to any other Award, whether made at the same or a different time.


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2.2      PERFORMANCE YEAR

         The Performance Year with respect to an Award shall be the calendar year within which the Performance Objectives relating to that Award are to be achieved.

2.3      EARNING OF AWARD

         Promptly after the date on which the necessary information for a particular Performance Year becomes available, the Committee shall determine, and certify in writing, the extent to which the Bonus Opportunity for such Performance Year has been earned, through the achievement of the relevant Performance Objectives, by each employee who was granted an Award for such Performance Year. Notwithstanding the terms of any Award, the maximum payout under this Plan to any individual for any Performance Year shall not exceed $1.5 million.

2.4      DISCRETIONARY DOWNWARD ADJUSTMENTS

         Notwithstanding the terms of any Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Award payable to any employee for any reason, including the Committee's judgment that the Performance Objectives have become an inappropriate measure of achievement, a change in the employment status, position or duties of the employee, unsatisfactory performance of the employee, or the employee's service for less than the entire Performance Year.

2.5      DISTRIBUTIONS

         Promptly after the Committee has determined the extent to which an Award has been earned, such Award shall be distributed in cash in a lump sum, unless the Committee determines, either at the time of grant or the time of distribution, to distribute all or a portion of such Award in installments or as deferred compensation. The Committee, in its discretion, may adopt a program to permit employees to defer all or a portion of their Award.

2.6      CHANGE OF CONTROL

         Notwithstanding any other provision of this Plan or contained in any Award granted hereunder (including any provision for deferred payment thereof), upon the occurrence of a Change of Control (as defined in Section 3.6), a participant shall be deemed to have fully earned the Bonus Opportunities contained in his outstanding Awards, and the amount of such Bonus Opportunities shall be paid promptly (and no later than 30 days after the Change of Control) in a cash lump sum. Notwithstanding the provisions of Section 2.4, following a Change of Control the Committee shall not adjust the Bonus Opportunity specified in an Award from that in effect immediately prior to the Change of Control in a manner adverse to the participant.


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                          III.  ADDITIONAL PROVISIONS

3.1      AMENDMENTS

         The Board of Directors may, in its sole discretion, amend the Plan from time to time. Any such amendment may be made without stockholder approval unless required to satisfy Section 162(m).

3.2      WITHHOLDING

         Payments under the Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

3.3      NON-ASSIGNABILITY; DEATH OF PARTICIPANT

         No Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. In the event of the death of a participant, any payments due to such participant shall be paid to his beneficiary designated in writing to the Committee, or, if none has been designated, to his estate.

3.4      NON-UNIFORM DETERMINATIONS

         Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the terms and provisions of such Awards; the relevant Performance Objectives; the amount of Bonus Opportunity; and the amount of any downward adjustment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.5      NO GUARANTEE OF EMPLOYMENT

         The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period.

3.6      CHANGE OF CONTROL

         A "Change of Control" shall be deemed to have occurred if:

                 (i) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on March 1, 1985) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on March 1, 1985) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the


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Company having the right under ordinary circumstances to vote at an election of the Board of Directors,

                 (ii) there shall occur a change in the composition of a majority of the Board of Directors within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period, or

                 (iii) at any meeting of the stockholders of the Company called for the purpose of electing directors, all persons nominated by the Board of Directors for election as directors shall fail to be elected.

3.7      UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS

         The Plan is intended to constitute an "unfunded" plan. With respect to any amounts payable to a participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan, shall give any such participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

3.8      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective on January 27, 1994 subject to the approval thereof by stockholders of the Company at the 1994 annual meeting. Awards may be granted under the Plan for calendar years 1994 through 1998, unless the Plan is terminated earlier by the Board of Directors, in its sole discretion. The Plan shall remain in effect for purposes of administering the payment of Awards granted under the Plan until such payments have been completed.

                                           SONAT INC.



                                     By:   /s/ Ronald L. Kuehn, Jr.
                                           -------------------------------------
                                           Ronald L. Kuehn, Jr.
                                           Chairman of the Board,
                                           President and Chief Executive Officer


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